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                                  Exhibit 2.1

                           Articles of Incorporation

                              Thor Ventures Corp.
                            filed September 12, 1989

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                            ARTICLES OF INCORPORATION
                                       OF
                               THOR VENTURES CORP.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to Contract, hereby forms a corporation under the laws of the State of Florida.

                                    ARTICLE I

NAME

     The name of this corporation is THOR VENTURES CORP.

                                   ARTICLE II

NATURE OF THE BUSINESS

     This corporation shall have the power to transact or engage in any business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

AUTHORIZED SHARES

     The Capital stock of this corporation shall consist of 200,000,000 shares of common stock having a par value of $.01 per share and 500,000 shares of Preferred stock, $.01 par value per share.

     The Preferred Stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations restrictions thereof as shall be stated and expressed in the resolution or resolutions provided for the issuance of such Preferred Stock adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                   ARTICLE IV

INITIAL CAPITAL

     The amount of capital with which this corporation shall commence business shall be not less than One Hundred ($100.00) Dollars.

                                    ARTICLE V

TERM OF EXISTENCE

     This corporation shall have perpetual existence.

                                   ARTICLE VI

INITIAL ADDRESS

     The initial address of the principal place of business of this corporation in the State of Florida shall be 3167 N.W. 47th Terrace, Suite 214, Lauderdale Lakes, Florida 33319. The Board of Directors may at any time and from time to time move the principal office of this corporation to any location within or without the State of Florida.


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                                   ARTICLE VII

DIRECTORS

     Its Board of Directors shall manage the business of this corporation. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of Directors shall be 1.

                                  ARTICLE VIII

INITIAL DIRECTORS

     The names and addresses of the initial Board of Directors are as follows:

           Stanley Fineberg              3167 N.W. 47th Terrace
                                         Suite 214
                                         Lauderdale Lakes, Florida 33319

                                   ARTICLE IX

SUBSCRIBER

     The name and address of the person signing theses Articles of Incorporation as subscriber is:

          Eric P. Littman
          Suite 202
          1428 Brickell Avenue
          Miami, FL 33131

                                    ARTICLE X

VOTING FOR DIRECTORS

     The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the ByLaws.

                                   ARTICLE XI

CONTRACTS

     No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

                                   ARTICLE XII

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     This corporation shall have the power, in its ByLaws or in any resolution of its stockholders or directors to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                  ARTICLE XIII

FLORIDA STATUTES

     The corporation expressly elects not to be governed by the provisions of Sections 607.108 and 607.109, Florida Statutes.


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                                   ARTICLE XIV

RESIDENT AGENT

     The name and address of the initial resident agent of this corporation is:

                           Berlin Corporate Services, Inc.
                           Suite 202
                           1428 Brickell Avenue
                           Miami, FL 33131

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this 28th day August, 1989



/s/ Eric P.Littman
--------------------------
Eric P.Littman, Subscriber


Subscribed and Sworn to this
28th day of August, 1989
Before me:


/s/ Isabel J. Contera
--------------------------
Notary Public


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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                DOMICILE FOR SERVICE OF PRECESS WITHIN THIS STATE
                NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED


     In pursuance of Chapter 48.091 of the Florida Statutes, the following is submitted THOR VENTURES CORP. desiring to organize a corporation under the laws of the State of Florida with its principal place of business as stated in its Articles of Incorporation has named Berlit Corporate Services, Inc., at Suite 202, 1428 Brickell Avenue, Miami, FL 33131 as its agent upon whom process may be served within this state.

     Having been named to accept service of process for the above stated corporation, I hereby accept to act in this capacity and to comply with the provisions of the Act relative to keeping open said office.


                                              BERLIT CORPORATE SERVICES, INC.



                                              By: /s/ Eric P. Littman
                                                  ------------------------------
                                                  Eric P. Littman, Secretary